Exhibit 99.1

FOR IMMEDIATE RELEASE

Clearwater Analytics Completes Acquisition of JUMP Technology

Clearwater’s End-to-End Investment Lifecycle Solution Offers Clients

Feature-Rich Modular Technology to Boost Operational Efficiencies

BOISE, Idaho, November 30, 2022 – Clearwater Analytics Holdings, Inc. (NYSE: CWAN), (“Clearwater Analytics” or the “Company”), a leading provider of SaaS-based investment accounting, reporting, and analytics solutions, today completed its previously announced acquisition of JUMP Technology, a Paris, France-based provider of investment management software. With the addition of JUMP Technology, Clearwater Analytics positions itself to become an industry-leading provider of innovative, end-to-end solutions to investment management companies globally.

Companies will benefit from JUMP’s feature-rich modular technology consisting of front and middle office investment management capabilities spanning portfolio management, order management, and unit linked fund processing. JUMP’s advanced performance management module will complement Clearwater’s award-winning investment accounting platform by providing clients with more sophisticated algorithms for investment performance management and attribution.

“Our acquisition of JUMP Technology accelerates and enhances Clearwater’s ability to disrupt the investment management solutions landscape. As a result, Clearwater is in a unique position to offer companies a comprehensive alternative to legacy technology,” said Sandeep Sahai, CEO at Clearwater Analytics. “Combining these companies not only doubles our European presence, but also allows us to offer our clients best-in-class products coupled with industry-leading services. We’re thrilled that investment managers everywhere can now tap Clearwater to accelerate efficiencies across the entire investment lifecycle and unlock new sources of growth. We look forward to continuing to drive our disruptive solutions to new geographic regions and organizations throughout the world.”

JUMP Technology is a leading provider of investment management software in France and several other countries in Europe. Covering the entire investment management value chain, JUMP’s solutions can be customized for investment management companies, private banks, family offices, insurers, and institutional investors.

“JUMP Technology powers versatile, scalable solutions to meet critical business needs, such as portfolio management, order management, reporting, data management, performance attribution, net asset value calculation, compliance, accounting as well as the entire front-to-back value chain,” said Emmanuel Fougeras, President at JUMP Technology. “We’re excited to take this platform to customers worldwide.”

To learn more about Clearwater’s flexible, modularized end-to-end platform, speak to one of our experts today.

About Clearwater Analytics

Clearwater Analytics is a global industry-leading SaaS solution for automated investment data aggregation, reconciliation, accounting, compliance, risk, performance, and reporting. Each day, the Clearwater solution reports on more than $5.9 trillion in assets for clients that include leading insurers, asset managers, corporations, pension plans, governments, and nonprofit organizations – helping them make the most of their investment portfolio data with a world-class product and client-centric servicing. Investment professionals around the globe trust Clearwater to deliver timely, validated investment data and analytics. Additional information about Clearwater can be found at clearwateranalytics.com, LinkedIn, and Twitter.

Use of Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning the Company’s and JUMP Technology’s possible or assumed future results of operations, business strategies, technology developments, financing and investment plans, dividend policy, competitive position, industry, economic and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms, but are not the exclusive means of identifying such statements.

Forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which are beyond Clearwater Analytics’ control, that may cause the Company’s and JUMP Technology’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties may cause actual results to differ materially from Clearwater Analytics’ current expectations and include, but are not limited to, the Company’s ability to successfully integrate the operations and technology of JUMP Technology with those of the Company, retain and incentivize the management of JUMP Technology following the close of the acquisition, and retain the clients of JUMP Technology, as well as other risks and uncertainties detailed in Clearwater Analytics’ periodic public filings with the SEC, including but not limited to those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 16, 2022, and in other periodic reports filed by Clearwater Analytics with the SEC. These filings are available at www.sec.gov and on Clearwater Analytics’ website.

Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing Clearwater Analytics’ expectations or beliefs as of any date subsequent to the time they are made. Clearwater Analytics does not undertake to and specifically declines any obligation to update any forward-looking statements that may be made from time to time by or on behalf of Clearwater Analytics.

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Media Contact:

Susan Ganeshan, Clearwater Chief Marketing Officer | +1 208-433-1200 | press@clearwateranalytics.com

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